Synthetic Biologics Appoints Jeffrey J. Kraws as Independent Chairman

For Immediate Release

Ann Arbor, MI, May 11, 2012 – Synthetic Biologics, Inc. (NYSE Amex: SYN), a developer of synthetic DNA-based therapeutics and innovative disease-modifying medicines for serious illnesses, announced today that to improve its corporate governance and strengthen the Board, it has split the roles of Chairman and Chief Executive Officer, and appointed Jeffrey J. Kraws to serve as its independent, non-executive Chairman of the Board. Mr. Kraws has served on the Company’s Board of Directors since January 2006, and will continue to serve on the Compensation and Nominations Committees.

Mr. Kraws is Chief Executive Officer and co-founder of Crystal Research Associates. Well known and respected on Wall Street, Mr. Kraws has received some of the most prestigious awards in the industry. Among other awards, he was given a “5-Star Rating” in 2001 by Zacks and was ranked the number one analyst among all pharmaceutical analysts for stock performance in 2001 by Starmine.com. Prior to founding Crystal Research Associates in 2003, Mr. Kraws served as co-president of The Investor Relations Group, a firm representing primarily under-followed, small-capitalization companies. Previously, Mr. Kraws served as a managing director of healthcare research for Ryan Beck & Co. and as director of research/senior pharmaceutical analyst and managing director at Gruntal & Co., LLC (prior to its merger with Ryan Beck & Co.). Mr. Kraws served as managing director of the healthcare research group and senior pharmaceutical analyst at First Union Securities (formerly EVEREN Securities); as senior U.S. pharmaceutical analyst for the Swedish-Swiss conglomerate Asea Brown Boveri; and as managing director and president of the Brokerage/Investment Banking operation of ABB Aros Securities, Inc. He also served as senior pharmaceutical analyst at Nationsbanc Montgomery Securities, BT Alex Brown & Sons, and Buckingham Research. Mr. Kraws also has industry experience, having been responsible for competitive analysis within the treasury group at Bristol-Myers-Squibb Company. He holds an MBA from Cornell University and a BS degree from State University of New York-Buffalo.

“We congratulate Jeff on his appointment as independent Chairman of the Synthetic Biologics’ Board. This important step strengthens Synthetic Biologics’ corporate governance practices,” stated Jeffrey Riley, Chief Executive Officer, President and Director of the Board at Synthetic Biologics. “Jeff’s life science experience will be instrumental in guiding our business and strategic development initiatives.”

Upon his appointment Mr. Kraws stated, “I look forward to working closely with Jeff as the Company continues to build its pipeline of synthetic DNA-based therapeutics and innovative medicines for serious illnesses. Transitioning the Chairman role to an independent board member should allow our CEO and his management team to focus on the operations of the Company, with the ultimate objective of increasing value for our shareholders.”

About Synthetic Biologics, Inc.

Synthetic Biologics is a biotechnology company focused on the development of synthetic DNA-based therapeutics and innovative disease-modifying medicines for serious illnesses. Synthetic Biologics is developing, or has partnered the development of, product candidates for the treatment of pulmonary arterial hypertension (PAH), relapsing-remitting multiple sclerosis (MS), cognitive dysfunction in MS, fibromyalgia and amyotrophic lateral sclerosis (ALS). For more information, please visit Synthetic Biologics’ website at www.syntheticbiologics.com.

This release includes forward-looking statements on Synthetic Biologics’ current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the effects of appointing an independent, non-executive Chairman. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward-looking statements include, among others, a failure to maintain and attract independent board members, a failure by us to achieve desired results from our clinical development programs, a failure by us to successfully commercialize our product candidates, a failure to increase shareholder value and other factors described in Synthetic Biologics’ report on Form 10-K for the year ended December 31, 2011 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Kris Maly

Vice President of Corporate Communication

(734) 332-7800, ext. 22

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